Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  May 20, 2009

Versa Card, Inc.
(Formerly “Intrepid Global Imaging 3D, Inc.”)
(Exact Name of Registrant As Specified in Its Charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 816-7303
(Registrant’s telephone number)

ITEM 8.01	OTHER EVENTS

On May 20, 2009 the Board of Directors of Versa Card, Inc., formerly “Intrepid Global Imaging 3D, Inc.,” a Delaware corporation (the “Company”), authorized and approved an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Versa Card, Inc.” to “Spine Pain Management, Inc.” and to effect a 1 for 2 reverse stock split of the Company’s common stock.  Further, the Board of Directors authorized the officers of the Company to take the necessary steps to submit the amendments of the Certificate of Incorporation to the stockholders of the Company for their approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VERSA CARD, INC.

Date: May 21, 2009	By:	/s/ William Donovan, M.D.
William Donovan, M.D.
Chief Executive Officer